Exhibit 99.(c)(iv)

Highly Confidential & Proprietary December 10, 2025 Project Jewel Discussion Materials Goldman Sachs & Co. DRAFT Preliminary – Subject to Refinement

2 DRAFT Preliminary – Subject to Refinement Disclaimer These materials have been prepared by Goldman Sachs on a confidential basis for presentation solely to the special committee (the “Special Committee”) of Jewel (the “Company”) in connection with an informational presentation which Goldman Sachs is making to the Special Committee. These materials and Goldman Sachs’ presentation relating to these materials (collectively, the “Presentation”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the written consent of Goldman Sachs. The Presentation was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Presentation by persons other than those set forth above. 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The Presentation, including this disclaimer, are subject to, and governed by, any written agreement between the Special Committee, the Company and Goldman Sachs.

3 DRAFT Preliminary – Subject to Refinement $ 44.71 0 2 4 6 8 10 12 $ 20 $ 30 $ 40 $ 50 Dec-22 Jun-23 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 Volume (mm) Share Price Jewel 3Y 1Y 6M 3M 1M % Performance 73.0% 0.2% 23.7% (0.9)% 3.2 % Average Share Price $ 33.87 $ 40.84 $ 42.44 $ 43.85 $ 43.41 Jewel Share Price Performance Source: Company filings, FactSet. Note: Market data as of 05-Dec-2025. 1 Jewel % performance and average share price metrics as of 05-Dec-2025. 2 52-week high and low as of closing on 24-Oct-2025, prior to Trian bid proposal. 3 Trian publicly-disclosed letter dated 26-Oct-2025. 27-Oct-2025: Jewel confirms acquisition proposal from Trian and General Catalyst3 Last 3 Years Share Price Performance & Volume Trading History 02-Apr-2025: Liberation Day 31-Jan-2025: Beat 2024 full-year consensus street EPS estimates by ~14% 09-Apr-2025: Reciprocal tariffs paused 12-Aug-2024: Announces acquiring majority stake in Victory Park Capital (VPC) 24-Sep-2025: Jewel, VPC & CNO Financial Group announce strategic partnership 02-May-2024: Announces acquisition of NBK Wealth & Tabula M&A Activity Earnings Report Macro-economic Activity 1 Undisturbed Trading History2 Share Price 52-Week High (05-Feb-2025) $ 45.94 52-Week Low (08-Apr-2025) $ 29.47

4 DRAFT Preliminary – Subject to Refinement 7.6 x 7.7 x 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 7.5 x 8.0 x 8.5 x 9.0 x 9.5 x Dec-22 Jun-23 Dec-23 Jun-24 Dec-24 Jun-25 Dec-25 EV / NTM EBITDA on 24-Oct-2025 (Pre-Proposal): 7.3 x Historical Jewel and Peer EV / NTM EBITDA Historical Jewel and Peer Multiple Analysis Source: Company filings, FactSet. Market data as of 05-Dec-2025. Note: Relative to prior materials of 02-Dec-2025, noncontrolling interest amounts exclude redeemable noncontrolling interest and cash excludes regulatory required cash amounts per Jewel Management. Metrics for TAM peer adjusted to exclude redeemable noncontrolling interest. 1 Reflects Jewel historical data up to undisturbed date of 24-Oct-2025. 2 TAM Peers include AB, AMG, APAM, BEN, BLK, IVZ, TROW, VCTR, VRTS. Reflects historical data through 05-Dec-2025. Average 3Y 2Y 1Y Jewel1 7.7 x 7.7 x 7.9 x TAM Peers2 7.5 7.5 7.2 TAM Peers2 - % of Time Spent in Range 3Y 2Y 1Y 9.0 x + - - - 8.5 x - 9.0 x 2% 1% - 8.0 x - 8.5 x 13 10 - 7.5 x - 8.0 x 37 37 29 7.0 x - 7.5 x 38 37 41 6.5 x - 7.0 x 6 9 18 6.0 x - 6.5 x 3 5 10 < 6.0 x 1 1 2 Jewel - % of Time Spent in Range1 3Y 2Y 1Y 9.0 x + 0% - - 8.5 x - 9.0 x 5% 7 13 8.0 x - 8.5 x 25 27 41 7.5 x - 8.0 x 37 37 21 7.0 x - 7.5 x 20 18 10 6.5 x - 7.0 x 10 7 8 6.0 x - 6.5 x 2 2 2 < 6.0 x 1 2 4

5 DRAFT Preliminary – Subject to Refinement Historical Projected CAGR 2022A 2023A 2024A 2025P 2026P 2027P 2028P 2029P '22A - '24A '25P - '29P Revenues Total Revenues $ 1,705 $ 1,646 $ 1,941 $ 2,134 $ 2,324 $ 2,460 $ 2,587 $ 2,671 7% 6% % Revenue Growth (23)% (3)% 18% 10% 9% 6% 5% 3 % Expenses Compensation $ 754 $ 754 $ 855 $ 927 $ 971 $ 1,024 $ 1,076 $ 1,118 Compensation as % of Revenue 44% 46% 44% 43% 42% 42% 42% 42% % Compensation Growth (14) (0) 13 8 5 5 5 4 Non-Compensation $ 374 $ 384 $ 418 $ 466 $ 485 $ 506 $ 523 $ 540 Non-Compensation as % of Revenue 22% 23% 22% 22% 21% 21% 20% 20% % Non-Compensation Growth (1) 2 9 12 4 4 3 3 Total Expenses $ 1,129 $ 1,137 $ 1,273 $ 1,393 $ 1,456 $ 1,530 $ 1,599 $ 1,658 6% 4 % Operating Income $ 577 $ 509 $ 668 $ 741 $ 868 $ 930 $ 988 $ 1,013 8% 8 % Operating Income Margin 34% 31% 34% 35% 37% 38% 38% 38% % Operating Income Growth (40) (12) 31 11 17 7 6 2 EBITDA $ 607 $ 542 $ 710 $ 786 $ 912 $ 971 $ 1,026 $ 1,048 8% 7 % EBITDA Margin 36% 33% 37% 37% 39% 39% 40% 39% % EBITDA Growth (39) (11) 31 11 16 6 6 2 Net Income Available to Common $ 421 $ 423 $ 550 $ 586 $ 666 $ 707 $ 744 $ 754 14% 7 % Net Income Margin 25% 26% 28% 27% 29% 29% 29% 28% % Net Income Growth (41) 0 30 6 14 6 5 1 Jewel Management Projections Adjusted Financials | ($ in millions) Source: Company filings, Jewl projections per Jewel management as approved for Goldman Sachs’ use by the Special Committee (“Jewel Management Projections”). Jewel Management adjustments to GAAP P&L include: 1 Reimbursement of GAAP recognized distribution and servicing fees collected from customers and remitted to third-party partners (pass-through revenues / expenses) 2 Acceleration of LTIP and redundancy expense of departing employees 3 Reversal of GAAP recognized distribution and servicing remittances to third-party partners (pass-through revenues / expenses). 4 Projected years (2025E – 2029E) deduct 3-year historical average (2022A – 2024A ) of allocation of earnings to participating stock-based awards (~$13mm). 1 2 3 4

6 DRAFT Preliminary – Subject to Refinement $ 29.47 $ 42.37 $ 45.02 $ 49.96 $ 35.76 $ 42.15 $ 42.97 $ 45.94 $ 51.21 $ 55.59 $ 63.28 $ 61.84 $ 51.79 $ 58.15 Methodology Illustrative Valuation Range Selected Commentary DCF Analysis Low: WACC of 13.50%, PGR of 1.50% High: WACC of 11.00%, PGR of 2.50% Based on Jewel Management Projections Present Value of Future Stock Price Present value of future share price + dividends using Jewel COE of 13.0% Low: 7.0x EV / EBITDA High: 8.5x EV / EBITDA Based on Jewel Management Projections Precedent Transaction Low: 6.9x LTM EV / EBITDA High: 12.1x LTM EV / EBITDA Based on LTM EBITDA of $777mm1 Precedent Premia Analysis (Undisturbed) Historical premia paid relative to undisturbed share price for all-cash U.S. target M&A transactions between $5bn - $10bn equity value since 2014 Low: 20% premia (25th percentile) to undisturbed price2 High: 52% premia (75th percentile) to undisturbed price2 Precedent Premia Analysis (52-Week High) Historical premia paid relative to 52-week high share price for all-cash U.S. target M&A transactions between $5bn - $10bn equity value since 2014 Low: (2)% premia (25th percentile) to 52-week high High: 21% premia (75th percentile) to 52-week high Public Market Valuation Low: 7.0x 2026E EV / EBITDA High: 8.5x 2026E EV / EBITDA Based on Jewel Management Projected 2026E EBITDA of $912mm3 52-Week Range Low4: $29.47 on 08-Apr-2025 High4: $45.94 on 05-Feb-2025 For Reference Only Illustrative Summary of Jewel Financial Analysis Source: Jewel Management Projections, Company filings, FactSet. Market data as of 05-Dec-2025. Note: Relative to prior materials of 02-Dec-2025, noncontrolling interest amounts exclude redeemable noncontrolling interest and cash excludes regulatory required cash amounts per Jewel Management. Public market valuation range adjusted to exclude redeemable noncontrolling interest. Diluted share count for purposes of per share values based on Jewel standalone diluted shares outstanding (preliminary, subject to refinement), inclusive of 154.683mm common shares, 0.133mm incremental share-based awards, 0.071mm warrant shares, and 0.045mm treasury shares held in separate trust related to BAYE plan per Jewel Management. Equity value composed of enterprise value less nonredeemable NCI of $131mm, debt of $395mm, regulatory required capital of $270mm and contingent consideration of $25mm plus cash and cash equivalents of $982m and investments in affiliates of $18mm per Jewel Management Projections. 1 LTM EBITDA as of 30-Sep-2025. 2 Undisturbed share price of $41.63 as of 24-Oct-2025. 3 Represents 2026E Projected EBITDA per Jewel Management Projections. 4 Reflects 52-week low and high share price through undisturbed date of 24-Oct-2025. 5 Reflects $46.50 offer less one quarter of assumed $0.40 per share dividends; assumes no dividends are paid from sign to close. Trian / GC Proposal: $ 46.105

7 DRAFT Preliminary – Subject to Refinement Trian / GC Offer 1 (26-Oct-2025) Trian / GC Offer 2 (02-Dec-2025) Illustrative Prices Metric Value $ 46.00 $ 46.10 $ 47.00 $ 48.00 $ 49.00 $ 50.00 $ 51.00 $ 52.00 Premium To: Undisturbed Share Price (24-Oct-2025) $ 41.63 10.5% 10.7% 12.9% 15.3% 17.7% 20.1% 22.5% 24.9% - 43.3% 30-Day VWAP (24-Oct-2025) 43.61 5.5% 5.7% 7.8% 10.1% 12.4% 14.7% 16.9% 19.2% - - 52-Week High (05-Feb-2025) 45.94 0.1 0.3 2.3 4.5 6.7 8.8 11.0 13.2 - 15.5 All-Time High (09-Nov-2021) 48.43 (5.0) (4.8) (3.0) (0.9) 1.2 3.2 5.3 7.4 - - Estimated Trian Cost Basis 29.49 56.0 56.3 59.4 62.8 66.2 69.5 72.9 76.3 - - Comparison to Initial Offer % Change from Initial Trian / GC Offer $ 46.00 0.2% 2.2% 4.3% 6.5% 8.7% 10.9% 13.0% - - Jewel Management Projected Adj. EBITDA LTM EBITDA $ 777 9.0 x 9.0 x 9.2 x 9.4 x 9.6 x 9.8 x 10.0 x 10.2 x - 8.9 x 2025E 786 8.9 8.9 9.1 9.3 9.5 9.7 9.8 10.0 8.2 - 2026E 912 7.6 7.6 7.8 8.0 8.1 8.3 8.5 8.7 7.7 - TAM Peers Precedent Transactions Analysis at Various Prices Source: Jewel Management Projections, filings, Refinitiv, FactSet. Market data as of 05-Dec-2025. Note: Relative to prior materials of 02-Dec-2025, noncontrolling interest amounts exclude redeemable noncontrolling interest and cash excludes regulatory required cash amounts per Jewel Management. Diluted share count for purposes of per share values based on Jewel change of control fully diluted shares outstanding (preliminary) per Jewel Management. Equity value composed of enterprise value less nonredeemable NCI of $131mm, debt of $395mm, regulatory required capital of $270mm and contingent consideration of $25mm plus cash and cash equivalents of $982m and investments in affiliates of $18mm per Jewel Management Projections. 1 TAM Peers include AB, AMG, APAM, BEN, BLK, IVZ, TROW, VCTR, VRTS. 2 Reflects median value Morgan Stanley acquisition of Eaton Vance, Franklin Resources acquisition of Legg Mason, Pzena Investment management-led buyout of Pzena Investment Management, and Macquarie Asset Management acquisition of Waddell & Reed Financial. 3 Reflects 52-week high as of undisturbed date of 24-Oct-2025. 4 Represents select publicly available sponsor transactions over the last 5 years. 5 Assumes no dividends are paid from sign to close. 1 ($ in millions, except share price) 3 2 2 = Franklin Resource’s acquisition of Legg Mason = Median of Select Large Sponsor acquisitions4 Denotes % change from initial offer to final offer for = Morgan Stanley’s acquisition of Eaton Vance Reflects $46.50 offer less one quarter of assumed $0.40 per share dividends5

8 DRAFT Preliminary – Subject to Refinement 4Q'25E 2026E 2027E 2028E 2029E Terminal EBITDA $ 225 $ 912 $ 971 $ 1,026 $ 1,048 $ 1,079 (-) D&A (12) (44) (41) (37) (35) Pre-Tax Operating Income $ 214 $ 868 $ 930 $ 988 $ 1,013 (-) Taxes (51) (209) (221) (233) (236) Post-Tax Operating Income $ 162 $ 660 $ 709 $ 756 $ 777 (+) D&A 12 44 41 37 35 (-) Capex $(5) (41) (59) (19) (19) (+/-) NWC (39) (17) (12) (10) (8) Unlevered Free Cash Flow $ 129 $ 645 $ 679 $ 764 $ 785 $ 809 Discounted Cash Flow Analysis ($ in millions) Alternative Asset Management Market Update Source: Jewel Management Projections, FactSet, Company Filings. Market data as of 05-Dec-2025. Note: Relative to prior materials of 02-Dec-2025, noncontrolling interest amounts exclude redeemable noncontrolling interest and cash excludes regulatory required cash amounts per Jewel Management. Diluted share count for purposes of per share values based on Jewel standalone diluted shares outstanding (preliminary, subject to refinement), inclusive of 154.683mm common shares, 0.133mm incremental share-based awards, 0.071mm warrant shares, and 0.045mm treasury shares held in separate trust related to BAYE plan per Jewel Management. Equity value composed of enterprise value less nonredeemable NCI of $131mm, debt of $395mm, regulatory required capital of $270mm and contingent consideration of $25mm plus cash and cash equivalents of $982m and investments in affiliates of $18mm per Jewel Management Projections. Per Share Value Discounted Cash Flows Model Implied Terminal EV / EBITDA Multiple Growth Rate Growth Rate DCF WACC WACC $ 7 11.00% 12.25% 13.50% 1.50% 7.9 x 7.0 x 6.2 x 2.00% 8.3 7.3 6.5 2.50% 8.8 7.7 6.8 $ 50 11.00% 12.25% 13.50% 1.50% $ 53.77 $ 47.74 $ 42.97 2.00% 55.84 49.28 44.15 2.50% 58.15 50.97 45.43

9 DRAFT Preliminary – Subject to Refinement Present Value of Future Stock Price Analysis Source: Jewel Management Projections, FactSet, Axioma, Duff & Phelps. Assumes a 13.0% cost of equity based on an equity beta of 1.35, risk-free rate of 4.8% and equity risk premium of 6.1%. Discounted to 30-Sep-2025. Note: Relative to prior materials of 02-Dec-2025, noncontrolling interest amounts exclude redeemable noncontrolling interest and cash excludes regulatory required cash amounts per Jewel Management. Future Stock Price Based on NTM EV / EBITDA Multiples | 13.0% Cost of Equity Present Value of Future Stock Price 7.0x EV / EBITDA 7.75x EV / EBITDA 8.5x EV / EBITDA Present Value of Future Share Price $ 41.63 $ 42.15 $ 43.53 $ 44.15 $ 46.48 $ 47.62 $ 47.97 $ 50.80 $ 51.70 $ 51.79 $ 35.00 $ 40.00 $ 45.00 $ 50.00 $ 55.00 $ 60.00 $ 65.00 $ 70.00 $ 75.00 Undisturbed 2025E 2026E 2027E $ 41.63 $ 43.45 $ 50.55 $ 57.57 $ 47.91 $ 55.31 $ 62.59 $ 52.37 $ 60.06 $ 67.62 $ 35.00 $ 40.00 $ 45.00 $ 50.00 $ 55.00 $ 60.00 $ 65.00 $ 70.00 $ 75.00 Undisturbed 2025E 2026E 2027E 2025E 2026E 2027E 1-Year Forward EBITDA $ 912 $ 971 $ 1,026 Debt (395) (395) (395) Nonredeemable NCI (134) (139) (165) Cash and Cash Equivalents 1,041 1,474 1,938 Regulatory Req'd Cash / Capital (284) (298) (313) Investments in Affiliates 18 18 18 Contingent Consideration (25) (25) 0 Total EV to Equity Value Adjustments $ 221 $ 635 $ 1,082 Annual Aggregate Dividend 61 245 245 Fully Diluted Shares Outstanding (mm) 153.478 153.068 153.068

10 DRAFT Preliminary – Subject to Refinement Acquirer Target Announced Consideration EV / LTM EBITDA Apr-2024 $ 1.0 8.9 x Jul-2022 0.8 7.2 x Dec-2020 1.7 10.8 x Oct-2020 6.8 12.1 x Feb-2020 5.6 10.5 x Nov-2018 0.91 6.9 x Oct-2018 5.6 8.4 x Median 8.9 x Precedent M&A Transactions Source: Company filings, earnings transcripts. 1 Excludes $150mm earnout over four years. ($ in billions) (Asset Management Company) Precedent Transactions (Pzena Investment Management, LLC) (U.S.)

11 DRAFT Preliminary – Subject to Refinement 37% 38% 32% 22% 29% 45% 56% 23% 30% 62% 25% 46% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Premia Paid in Precedent U.S. Public M&A U.S. Targets Valued Between $5bn - $10bn; All-Cash Transactions Source: Dealogic. Note: Premium is relative to target’s undisturbed share price for control deals with U.S. targets valued between $5 billion and $10 billion. 1 Includes all-cash transactions. 10 9 9 9 17 9 6 13 15 10 13 11 Premia Relative to Undisturbed Share Price1 # of Deals 25th Percentile 20% 75th Percentile 52 % Median: 32 % Precedent Premia Analysis

12 DRAFT Preliminary – Subject to Refinement 10% 17% 7% 10% 6% 12% 19% 8% 0% 24% 4% 6% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Premia Paid in Precedent U.S. Public M&A U.S. Targets Valued Between $5bn - $10bn; All-Cash Transactions Source: Dealogic. Note: Premium is relative to target’s 52-week high share price for control deals with U.S. targets valued between $5 billion and $10 billion. 1 Includes all-cash transactions. 10 9 9 9 17 9 6 13 15 10 13 11 Premia Relative to 52-Week High Share Price1 # of Deals 25th Percentile (2) % 75th Percentile 21 % Median: 7 % Precedent Premia Analysis

13 DRAFT Preliminary – Subject to Refinement Premia Paid in Precedent U.S. Public M&A U.S. Targets Valued Between $5bn - $10bn; All-Cash Transactions Source: Dealogic. Note: Premium is relative to target’s undisturbed share for control deals with U.S. targets valued between $5 billion and $10 billion. 1 Includes all-cash transactions. 6 7 13 30 37 38 Premia Relative to Undisturbed Share Price – Deals Grouped by Undisturbed Share Price as % of 52-Week High1 # of Deals Precedent Premia Analysis Jewel’s $41.63 undisturbed share price represents 91% of its 52-Week High of $45.94 78% 52% 53% 40% 28% 23% 25th Percentile: 11% 75th Percentile: 33% 0-50% 50-60% 60-70% 70-80% 80-90% 90%+

DRAFT Preliminary – Subject to Refinement Appendix A: Valuation Support

15 DRAFT Preliminary – Subject to Refinement 1.33 1.11 1.00 1.20 1.40 1.60 1.80 2.00 2.20 2.40 Oct-2022 Mar-2023 Aug-2023 Dec-2023 May-2024 Oct-2024 Feb-2025 Jul-2025 Dec-2025 Beta Analysis Source: Axioma. Note: Market data as of 05-Dec-2025. 1 Reflects Jewel historical data up to undisturbed date of 24-Oct-2025. 2 TAM Peers include AB, AMG, APAM, BEN, BLK, IVZ, TROW, VCTR, VRTS. Reflects historical data through 05-Dec-2025. Beta on 24-Oct-2025 (Pre-Proposal): 1.41 5-Nov-2024: U.S. Election Day Historical Jewel and Peer Beta Analysis DCF Average 3Y 2Y 1Y Jewel1 1.51 1.52 1.42 TAM Peers2 1.38 1.35 1.22 Jewel - % of Time Spent in Range1 3Y 2Y 1Y 1.70 + 9% 13% 5% 1.60 - 1.70 7 11 - 1.50 - 1.60 41 28 - 1.40 - 1.50 29 29 57 1.30 - 1.40 13 19 38 1.20 - 1.30 1 - - 1.10 - 1.20 - - - TAM Peers2 - % of Time Spent in Range 3Y 2Y 1Y 1.70 + - - - 1.60 - 1.70 1% 1% - 1.50 - 1.60 16 24 - 1.40 - 1.50 42 22 - 1.30 - 1.40 7 2 4 1.20 - 1.30 29 43 79 1.10 - 1.20 6 9 17

16 DRAFT Preliminary – Subject to Refinement Axioma Historical Levered Beta Debt Cash Net Debt Market Cap Gross Debt / Gross Debt + Market Cap Jewel 1.33 $ 395 $ 982 $(587) $ 6,927 5.4 % Jewel (Undisturbed - Oct 24) 1.41 395 870 (475) 6,450 5.8 Peers Alliance Bernstein 0.70 $ 473 $ 741 $(268) $ 12,471 3.7 % Affiliated Managers Group 0.91 2,372 476 1,896 7,915 23.1 Artisan Partners 1.17 189 300 (111) 3,464 5.2 BlackRock 1.11 12,766 9,774 2,992 171,092 6.9 Franklin 0.95 2,362 3,088 (726) 12,191 16.2 Invesco 1.30 1,625 973 652 11,997 11.9 T. Rowe 1.12 0 3,635 (3,635) 23,869 0.0 Victory Capital 1.15 972 116 856 5,491 15.0 Virtus 1.02 391 371 20 1,148 25.4 Peer Median 1.11 11.9% 75th Percentile 1.15 16.2 Average 1.05 11.9 25th Percentile 0.95 5.2 Capitalization Weighted Average Cost of Capital Analysis ($ in millions) Source: Axioma, Duff and Phelps, Company filings, market data as of 05-Dec-2025. WACC Walk WACC Sensitivity Analysis Peer Capital Structure Comparison DCF Capital Structure % Target Debt 9.0 % Target Equity 91.0 Implied Debt to Capital Ratio 9.0 Cost of Equity Risk Free Rate 4.8 % Levered Equity Beta 1.35 Equity Risk Premium 6.1 % Cost of Equity 13.0 % Cost of Debt Pre-Tax Cost of Debt 5.5 % Marginal Tax Rate per Jewel Management 25.0 After-Tax Cost of Debt 4.1 % Weighted Average Cost of Capital 12.2 % Equity Beta 1.20 1.35 1.50 Debt / Total Capital 5.0% 11.7% 12.5% 13.4% 9.0% 11.4 12.2 13.0 13.0% 11.0 11.8 12.6

17 DRAFT Preliminary – Subject to Refinement Equity Enterprise EV / EBITDA Company Name Closing Price Market Cap ($mm) Value CY2025 NTM CY2026 Jewel (Current) $ 44.71 $ 6,927 $ 6,662 8.4 x 7.6 x 7.5 x Jewel (Undisturbed) $ 41.63 $ 6,450 $ 6,305 8.2 x 7.3 x 7.1 x TAM Peers AllianceBernstein $ 42.80 $ 12,471 $ 11,951 10.0 x 9.0 x 8.9 x Affiliated Managers 273.19 7,915 8,205 7.8 7.1 7.0 Artisan Partners 42.64 3,464 3,371 8.2 7.7 7.7 Blackrock 1,072.16 171,092 174,622 17.8 14.4 14.2 Franklin Resources 23.40 12,191 11,500 5.9 5.4 5.5 Invesco 26.24 11,997 15,489 9.5 8.0 7.9 T. Rowe Price 106.58 23,869 19,065 6.5 6.3 6.3 Victory 63.65 5,491 6,348 9.6 8.3 8.2 Virtus 161.79 1,148 1,150 4.3 4.2 4.2 TAM Peers 8.2 x 7.7 x 7.7 x Public Peer Trading Multiples Source: Company filings, FactSet. Note: Market data as of 05-Dec-2025. 1 Reflects Jewel data as of undisturbed date of 24-Oct-2025. ($ in millions, except share price) 1 Public Market Valuation

DRAFT Preliminary – Subject to Refinement Appendix B: Additional Financial Information

19 DRAFT Preliminary – Subject to Refinement Fully Diluted Shares Outstanding Source: Jewel Management. Market data as of 05-Dec-2025. Note: Relative to prior materials of 02-Dec-2025, Jewel change of control fully diluted shares outstanding assumes CEO’s special award RSU/PSUs are accelerated and cashed out at closing (i.e., RSU/PSUs associated with 2025 CEO Special Award are no longer forfeited). 1 Basic common shares outstanding includes 4.8mm custody shares held at Fidelity to cover the vesting of share-based awards. 2 Change of control FDSO calculated using $46.10 per share Trian / GC proposal. 3 Share based awards not included in the custody account at Fidelity. Primarily UK SAYE option plan. 4 Assumes all 1.6mm warrants are exercised at Trian / GC proposal price of $46.10 per share (exercise price of $37.91). 5 Relates to BAYE plan, held in separate trust. Change of Control FDSO2 Standalone FDSO Basic Common Shares1 154,683,308 Dilutive Securities Incremental Share-Based Awards3 139,553 Guardian Warrants4 284,252 Treasury Shares5 45,325 Total Dilutive Securities 469,129 Fully Diluted Shares Outstanding 155,152,437 Basic Common Shares1 154,683,308 Dilutive Securities Incremental Share-Based Awards 133,130 Guardian Warrants 71,175 Treasury Shares 45,325 Total Dilutive Securities 249,630 Fully Diluted Shares Outstanding 154,932,938

20 DRAFT Preliminary – Subject to Refinement Enterprise Value to Equity Value Walk Source: Company filings, Jewel Management. Market data as of 05-Dec-2025. Note: Relative to prior materials of 02-Dec-2025, noncontrolling interest amounts exclude redeemable noncontrolling interest and cash excludes regulatory required cash amounts per Jewel Management. Illustrative Enterprise Value to Equity Value Adjustments (-) Long-Term Debt $ (395) (-) Nonredeemable Non-Controlling Interests (131) (+) Cash and Cash Equivalents 982 (-) Regulatory Required Cash / Capital (incl. buffer) (270) (+) Investments in Affiliates 18 (-) Contingent Consideration (25) Total Enterprise Value to Equity Value Adjustments $ 179 ($ in millions)

21 DRAFT Preliminary – Subject to Refinement Benchmarking Jewel Management Projections to Select Companies Metric Year Jewel1 Jewel Research Estimates Select Traditional Asset Managers Median Net Flows2 2025E 15% 15% (1)% (1)% 5% (7)% 5% (3)% (2)% 2026E 1 1 1 1 5 (1) 4 (1) 0 2027E 2 1 1 1 5 (0) 4 (1) 1 Market Growth2,3 2025E 14% 17% 14% 11% 14% 4% 14% 15% 20% 2026E 5 6 6 6 6 5 6 7 6 2027E 5 6 6 6 6 5 6 7 6 Fee Rate (bps)2 2025E 45bps 45bps 39bps 39bps 15bps 38bps 23bps 39bps 43bps 2026E 42 42 38 38 15 38 23 37 38 2027E 42 42 37 39 16 38 22 36 38 Revenue Growth4 2025E 10% 11% 5% 0% 19% 2% 5% 4% 46%5 2026E 9 10 11 9 22 2 13 6 17 2027E 6 7 6 6 11 5 6 3 5 Comp. % of Revenue2 2025E 43% 44% 39% 49% 35% 51% 43% 36% 25% 2026E 42 43 38 49 35 48 40 35 25 2027E 42 43 38 48 35 48 40 35 25 Non-Comp. % of Revenue2 2025E 22% 21% 24% 17% 21% 25% 24% 27% 24% 2026E 21 21 23 16 19 23 23 27 24 2027E 21 21 22 16 19 22 22 29 24 Operating Margin4 2025E 35% 36% 36% 34% 44% 24% 33% 37% 49% 2026E 37 37 36 35 42 29 34 38 48 2027E 38 36 37 36 43 28 36 38 48 Source: Jewel Management Projections, GS Research, FactSet. Note: Franklin figures reflect fiscal year end of September 30th. Franklin 2025 figures represent actual results. 1 Based on Jewel Management Projections. 2 Based on GS Research. 3 Includes the impact of FX. 4 Based on Consensus of Research Analysts. 5 Driven by acquisition of Amundi U.S.